Finger Motion Reports Fiscal 2020 and Q1 2021 Financial Results and
Provides Shareholder Update

New York, NY (July 28, 2020) - FingerMotion, Inc. (OTCQB: FNGR) (the "Company" or "FingerMotion"), a mobile services and data company, is pleased to report its financial results for the fiscal year ended February 29th, 2020 and for the first quarter ended May 31st, 2020 and is providing shareholders with the following operational update. To review the full financial results, please download the Company’s recent Form 10-K and Form 10-Q filings at www.sec.gov/edgar/search

Fiscal 2020 Financial Summary:

•	For the fiscal year ended Feb. 29, 2020, achieved revenue of $9.13 million, approximately a 520% increase from the fiscal year ended Feb. 28, 2019 (“Fiscal 2019”);
•	Gross profit of $0.97 million, approximately a 182% increase from Fiscal 2019;
•	Total operating expenses of $4.03 million, approximately a 39% increase from Fiscal 2019;
•	Comprehensive loss of $2.99 million, a slight increase of $0.07 million from Fiscal 2019;
•	Basic and diluted loss per share $(0.12).

The increase in revenue was due to management’s decision to increase focus and resources towards expanding its mobile payment and recharge platform services businesses and growing its business-to-business SMS texting service business. The Company’s growth across its business divisions is tied to the fluctuating prepaid deposit balance with our telecom company clients.

Q1 2021 Financial Summary:

•	Reported Q1 2021 revenue of $2.74 million, approximately a 194% increase from Q1 of 2020;
•	Gross profit of $0.29 million, approximately a 261% increase from Q1 of 2020;
•	Total operating expenses of $0.87 million, approximately a 21% decrease from Q1 of 2020;
•	Comprehensive loss of $0.59 million, approximately a 40% decrease from Q1 of 2020;
•	Basic and diluted loss per share of $(0.02).

The increase in revenue for Q1 2021 compared to Q1 2020 was due to the continuing growth of both the recharge platform and the SMS texting service.

Operational Highlights:

•	In March 2019, the Company through its contractually controlled company, JiuGe Technology, completed the acquisition of Beijing XunLian TianXia Technology Co., Ltd., a company in the business of providing mass SMS text services to businesses looking to communicate with a large number of their current and prospective customers.

•	In July 2019, JiuGe Technology secured the contract to construct and operate China Unicom’s electronic sales platform through which consumers can purchase various goods and services from China Unicom, including mobile telephones, mobile telephone services, broadband data services, “smart” devices and related financial insurance. This platform is now in operation, and as consideration for the services provided to China Unicom, JiuGe Technology receives a percentage of the revenue received from all sales processed on the platform.

2021 Business Focus

Telecommunications Products & Services and SMS Platform Services

•	Expand mobile payment and recharge services businesses via its online stores in Pinduoduo, TMall and additional platforms;
•	Promote and expand mobile hardware, services and sales under strategic Cooperation Agreement with China Unicom;
•	Continue to grow our business-to-business SMS services business focusing within the Financial Services and related industries.

Big Data Insights & Analytics Platform Services - Sapientus

•	Further development of Sapientus, the Company’s Big Data Insight arm built to deliver data-driven and enabled solutions for businesses within the insurance and financial services industries;
•	Launch beta modeling and testing by end of year working with re-insurance companies;
•	Complete necessary development and testing for commercialization of Sapientus to begin Q1 of 2022. Big Data for Insurance Technology (“Insurtech”) is a very large growth area as we believe the insurance industry is preparing for a huge transformation in how it conducts business, and we believe big data capabilities will be front and center of this transformation. According to a 2020 market research report by IBISWorld, the market for online insurance brokerage is expected to reach $31.3 billion in 2020 (source: https://www.ibisworld.com/industry-statistics/market-size/online-insurance-brokers-united-states/).

“Crossing the $10 million annual revenue threshold is a key milestone for the Company,” said Martin Shen, CEO of FingerMotion Inc.  “I am very pleased with the improvement in operations last year and in the first fiscal quarter of 2021 as it signals an acceleration of revenues and earnings in the quarters to come.  Our financial results reflect an improved balance sheet and year-over-year quarterly growth.  We have built an impressive foundation in mobile recharge and SMS business which gives us access to an unprecedented number of users by piggybacking on our telecom company clients’ user base.  In our first year of operations, the SMS business was able to achieve gross profitability and significant revenue growth organically and we are excited to see sustained momentum in our top-up revenues driven by our strategic partnership with Pinduoduo and TMall.  And our investment in Insurtech is one of the first verticals that could account for a significant portion of our upcoming revenues and earnings in the next fiscal year.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China.  It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers.  As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users.  The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases.  FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com
718-269-3366

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.